Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO LOAN AGREEMENT

This AMENDMENT NO. 2 TO LOAN AGREEMENT (this “Amendment”) is entered into as of April 1, 2020 among (i) THE COOPER COMPANIES, INC., a Delaware corporation (the “Borrower”), (ii) the Lenders (defined below) executing signatures page hereto and (iii) PNC BANK, NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”).

RECITALS:

A.The Borrower, the Administrative Agent and the lenders party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to the Loan Agreement, dated as of November 1, 2018 (as amended by Amendment No. 1, dated as of September 27, 2019, the “Loan Agreement”).

B.The Borrower has requested that the Administrative Agent and the Required Lenders amend, and the Administrative Agent and the Required Lenders have agreed to amend, the Loan Agreement and the Subsidiary Guaranty, in each case on the terms and subject to the conditions set forth herein.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Lenders party hereto agree as follows:

Section 1.  Definitions.  Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Amended Loan Agreement (as defined below).

Section 2.  Assignment.  On the Second Amendment Effective Date and concurrently with the effectiveness of this Amendment, PNC Bank, National Association, shall assign outstanding Loans in the principal amount of $30,000,000 to The Bank of Nova Scotia (the “Assignment”).  The Assignment shall be effective pursuant to this Amendment as if the Assignment was made in accordance with Section 10.04(b) of the Amended Loan Agreement without the necessity of entering into an Assignment and Assumption but on the same terms and conditions as set forth in an Assignment and Assumption.  After giving effect to the Assignment, the outstanding Loans of each Lender under the Amended Loan Agreement shall be as sort forth on Annex I to this Amendment.  The Bank of Nova Scotia shall become a Lender for all purposes under the Amended Loan Agreement. To the extent required pursuant to Section 10.04(b) of the Amended Loan Agreement, each of the Borrower and the Administrative Agent consents to the Assignment.

Section 3.  Amendments to the Loan Documents.  Subject to Section 4:

3.1The Loan Agreement is hereby amended as set forth on Exhibit A attached hereto (the “Amended Loan Agreement”).  In Exhibit A attached hereto, deletions of text in the Amended Loan Agreement are indicated by ~~struck-through text~~, insertions of text are indicated by double-underlined text and movements of text are indicated by single-underlined text or ~~struck-through text~~, as applicable.

3.2Schedule 1.01(a) of the Loan Agreement is hereby amended and restated in its entirety with Schedule 1.01(a) attached hereto as Annex I.

3.3Schedule 1.01(b) of the Loan Agreement is hereby amended and restated in its entirety with Schedule 1.01(b) attached hereto as Exhibit B.

3.4Schedule 3.14 of the Loan Agreement is hereby amended and restated in its entirety with Schedule 3.14 attached hereto as Exhibit C.

3.5Schedule 6.03 of the Loan Agreement is hereby amended and restated in its entirety with Schedule 6.03 attached hereto as Exhibit D.

3.6Schedule 6.04 of the Loan Agreement is hereby amended and restated in its entirety with Schedule 6.04 attached hereto as Exhibit E.

3.7Section 22 of the Subsidiary Guaranty is hereby amended and restated in its entirety as follows:

Section 22.Release of a Guarantor. In the event that (i) all of the capital stock of any Guarantor is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 6.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders, as applicable, if required by Section 10.02 of the Credit Agreement)) or (ii) any Guarantor ceases to be a Material Subsidiary or becomes or otherwise constitutes an Excluded Subsidiary and the Borrower has requested that such Guarantor be released from this Guaranty, then, in each case, such Guarantor shall, in accordance with the terms of the Credit Agreement, be automatically released from this Guaranty and this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of the Borrower following any such termination the Administrative Agent shall promptly execute and deliver to the Borrower or the applicable Guarantor such documents and/or instruments as the Borrower shall reasonably request to evidence such termination.

Section 4.  Effectiveness.  This Amendment shall be effective on the date upon which each of the following conditions precedent has been satisfied (the “Second Amendment Effective Date”):

4.1This Amendment shall have been executed by the Borrower, each Subsidiary Guarantor, the Administrative Agent and Lenders constituting the Required Lenders, and counterparts hereof as so executed (which may include electronic transmission of a signed signature page) shall have been delivered to the Administrative Agent.

4.2The Closing Date (as defined in the Revolving Credit and Term Loan Agreement, dated as of April 1, 2020, among the Borrower, as a borrower, the other borrowers party thereto, the lenders from time to time party thereto, the syndication agents party thereto, the documentation agents party thereto and KeyBank National Association, as administrative agent) shall have occurred.

4.3The Administrative Agent shall have received all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Administrative Agent, to the extent invoiced at least three Business Days prior to the Second Amendment Effective Date) in connection with the preparation, negotiation and effectiveness of this Amendment and the other documents being executed or delivered in connection herewith.

4.4The representations and warranties of the Loan Parties in Article III of the Amended Loan Agreement shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 5.  Release of Subsidiary Guarantors.  The Administrative Agent and the Lenders hereby acknowledge and agree that, pursuant to the Amended Loan Agreement and the Subsidiary Guaranty, as amended by this Amendment, each of (i) Cooper Medical, Inc., a Delaware corporation (“Cooper Medical”), and (ii) ORIGIO Inc., a Virginia corporation (together with Cooper Medical, each, a “Released Guarantor”), have been automatically released from the Subsidiary Guaranty and the Subsidiary Guaranty has, as to each such Released Guarantor, terminated, and has no further force or effect, all without delivery of any instrument or performance of any act by any party.

Section 6.  Miscellaneous.

6.1Representations and Warranties.  The Borrower and each Subsidiary Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

a.the Borrower and each Subsidiary Guarantor has the legal power and authority to execute and deliver this Amendment;

b.the officers executing this Amendment on behalf of the Borrower and each Subsidiary Guarantor have been duly authorized to execute and deliver the same and bind the Borrower or such Subsidiary Guarantor with respect to the provisions hereof;

c.no Default or Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of this Amendment;

d.this Amendment constitutes the legal, valid and binding agreement and obligation of the Borrower and each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

e.each of the representations and warranties set forth in Article III of the Amended Loan Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

6.2Loan Agreement Unaffected.  Each reference to the Loan Agreement in any Loan Document shall hereafter be construed as a reference to the Amended Loan Agreement.  Except as herein otherwise specifically provided, all provisions of the Loan Agreement shall remain in full force and effect and be unaffected hereby.  This Amendment shall be a Loan Document.

6.3Subsidiary Guarantor Acknowledgment.  Each Subsidiary Guarantor, by signing this Amendment:

a.consents and agrees to and acknowledges the terms of this Amendment;

b.acknowledges and agrees that all of the Loan Documents to which such Subsidiary Guarantor is a party or is otherwise bound shall continue in full force and effect and that all of such Subsidiary Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

c.acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Amended Loan Agreement or any other Loan Document to which such Subsidiary Guarantor is a party to consent to the amendments to the Loan Agreement effected pursuant to this Amendment and (ii) nothing in the Amended Loan Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments or modifications to the Amended Loan Agreement.

6.4Entire Agreement.  This Amendment, together with the Amended Loan Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

6.5Counterparts  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature (including .pdf format), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

6.6Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

6.7JURY TRIAL WAIVER.  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

THE COOPER COMPANIES, INC., as the Borrower By: _/s/ Brian G. Andrews_____________________ Name:Brian G. Andrews Title: Senior Vice President, Chief Financial Officer & Treasurer

Acknowledged and Agreed:

COOPERVISION, INC., as a Subsidiary Guarantor

By: _/s/ Brian G. Andrews_____________________Name:Brian G. Andrews

Title: Vice President & Treasurer

COOPERSURGICAL, INC., as a Subsidiary

Guarantor

By: _/s/ Brian G. Andrews_____________________

Name:Brian G. Andrews

Title: Vice President & Treasurer

PNC Bank National Association, as a Lender By: _/s/ Dawn Kondrat_____________________ Print Name: Dawn Kondrat Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender By: _/s/ Marianne T. Meil_____________________ Name: Marianne T. Meil Title: Senior Vice President

Bank of America, N.A., as a Lender By: _/s/ Sebastian Lurie_____________________ Name: Sebastian Lurie Title: SVP

Signature Page to

Amendment No. 2 to Loan Agreement,

dated as of the date first above written,

among The Cooper Companies, Inc., as the Borrower,

PNC Bank National Association, as the Administrative Agent, and

the Lenders Party Thereto

Name of Institution:	THE BANK OF NOVA SCOTIA By: /s/ Robb Gass Name: Robb Gass Title: Managing Director

TD Bank, N.A., as a Lender By: _/s/ Shannon Batchman_____________________ Name: Shannon Batchman Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: _/s/ Tom Priedeman_____________________ Name: Tom Priedeman Title: Vice President

ANNEX I

Amended and Restated Schedule 1.01(a)

Schedule 1.01(a)

Lenders and Commitments

Lender	Loans
PNC Bank, National Association	$92,500,000
Bank of America, N.A.	$122,500,000
KeyBank National Association	$75,000,000
MUFG Union Bank, N.A.	$50,000,000
The Bank of Nova Scotia	$30,000,000
TD Bank, N.A.	$100,000,000
U.S. Bank National Association	$30,000,000
Total:	$500,000,000

EXHIBIT A

Amended Loan Agreement

[See attached.]

EXHIBIT A

LOAN AGREEMENT

dated as of

November 1, 2018

as amended by Amendment No. 1, dated as of September 27, 2019,

and Amendment No. 2, dated as of April 1, 2020,

among

THE COOPER COMPANIES, INC.,

as Borrower,

THE LENDERS NAMED HEREIN,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent,

BANK OF AMERICA, N.A.

as Syndication Agent

and

PNC CAPITAL MARKETS LLC and

Merrill Lynch, Pierce, Fenner & Smith Incorporated,
as Joint Bookrunners and Joint Lead Arrangers

$~~400,000,000~~500,000,000 Term Loan Facility

Page

Article I Definitions		1
Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~25~~21
Section 1.03	Terms Generally	~~25~~21
Section 1.04	Accounting Terms; GAAP	~~26~~21
Section 1.05	Currency Equivalents	~~27~~21
Section 1.06	Divisions	~~27~~22
Article II The Credits		~~27~~22
Section 2.01	Commitments	~~27~~22
Section 2.02	Loans and Borrowings	~~27~~22
Section 2.03	Requests for Borrowings	~~28~~23
Section 2.04	[Reserved]	~~29~~23
Section 2.05	[Reserved]	~~29~~23
Section 2.06	[Reserved]	~~29~~23
Section 2.07	Funding of Borrowings	~~29~~23
Section 2.08	Interest Elections	~~29~~24
Section 2.09	Termination and Reduction of Commitments	~~31~~25
Section 2.10	Repayment of Loans; Evidence of Debt	~~31~~25
Section 2.11	Prepayment of Loans	~~31~~25
Section 2.12	Fees	~~32~~26
Section 2.13	Interest	~~32~~26
Section 2.14	Alternate Rate of Interest	~~33~~27
Section 2.15	Increased Costs	~~33~~27
Section 2.16	Break Funding Payments	~~35~~28
Section 2.17	Payments Free of Taxes	~~36~~28
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~41~~32
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~42~~33
Section 2.20	Defaulting Lenders	~~43~~34
Section 2.21	Increase in Commitments	~~44~~35
Section 2.22	Extension of Maturity Date	~~45~~35
Section 2.23	Effect of Benchmark Transition Event	36
Article III Representations and Warranties		~~46~~39
Section 3.01	Organization; Powers	~~46~~39
Section 3.02	Authorization; Enforceability	~~46~~39
Section 3.03	Governmental Approvals; No Conflicts	~~47~~40
Section 3.04	Financial Condition; No Material Adverse Change	~~47~~40
Section 3.05	Properties	~~47~~40
Section 3.06	Litigation and Environmental Matters	~~48~~40
Section 3.07	Compliance with Laws and Agreements	~~48~~41
Section 3.08	Investment Company Status	~~48~~41
Section 3.09	Taxes	~~48~~41

i

(continued)

Page

Section 3.10	ERISA	~~48~~41
Section 3.11	Disclosure	~~49~~41
Section 3.12	Sanctions Laws and Regulations; Anti-Corruption Laws; PATRIOT Act	~~49~~42
Section 3.13	Federal Reserve Board Regulations	~~50~~42
Section 3.14	Subsidiaries	~~50~~42
Section 3.15	Solvency	~~50~~42
Article IV Conditions		~~50~~42
Section 4.01	Closing Date	~~50~~42
Article V Affirmative Covenants		~~52~~44
Section 5.01	Financial Statements; Ratings Change and Other Information	~~53~~44
Section 5.02	Notices of Material Events	~~54~~45
Section 5.03	Existence; Conduct of Business	~~55~~46
Section 5.04	Payment of Obligations	~~55~~46
Section 5.05	Maintenance of Properties; Insurance	~~55~~46
Section 5.06	Books and Records; Inspection Rights	~~55~~46
Section 5.07	Compliance with Laws	~~56~~47
Section 5.08	Use of Proceeds	~~56~~47
Section 5.09	Additional Subsidiary Guarantors	~~56~~47
Article VI Negative Covenants		~~57~~47
Section 6.01	Changes in Business	~~57~~47
Section 6.02	Consolidation, Merger, Asset Sales, etc.	~~57~~47
Section 6.03	Liens	~~59~~48
Section 6.04	Indebtedness of Non-Loan Party Subsidiaries	~~60~~49
Section 6.05	[Reserved]	~~62~~51
Section 6.06	Financial Covenants	~~62~~51
Section 6.07	[Reserved]	~~63~~51
Section 6.08	Transactions with Affiliates	~~63~~51
Section 6.09	Sanctions Laws and Regulations	~~63~~51
Article VII Events of Default		~~64~~51
Section 7.01	Events of Default	~~64~~51
Section 7.02	Distribution of Payments after Default	~~66~~53
Article VIII The Administrative Agent		~~67~~54
Article IX Guaranty		~~69~~56
Section 9.01	Guaranty by the Borrower	~~69~~56
Section 9.02	Guaranty Unconditional	~~70~~56
Section 9.04	Borrower Obligations to Remain in Effect; Restoration	~~71~~57
Section 9.05	Waiver of Acceptance, etc.	~~72~~57
Section 9.06	Subrogation	~~72~~58
Section 9.07	Effect of Stay	~~72~~58
Section 9.08	Keepwell	~~72~~58

ii

(continued)

Page

Article X Miscellaneous		~~73~~58
Section 10.01	Notices	~~73~~58
Section 10.02	Waivers; Amendments	~~75~~60
Section 10.03	Expenses; Indemnity; Damage Waiver	~~76~~60
Section 10.04	Successors and Assigns	~~77~~61
Section 10.05	Survival	~~81~~64
Section 10.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~81~~65
Section 10.07	Severability	~~82~~65
Section 10.08	Right of Setoff	~~82~~65
Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~83~~65
Section 10.10	WAIVER OF JURY TRIAL	~~83~~66
Section 10.11	Headings	~~84~~66
Section 10.12	Confidentiality	~~84~~66
Section 10.13	Material Non-Public Information	~~84~~67
Section 10.14	Interest Rate Limitation	~~85~~67
Section 10.15	Judgment Currency	~~85~~67
Section 10.16	USA PATRIOT Act	~~86~~68
Section 10.17	No Advisory or Fiduciary Responsibility	~~86~~68
Section 10.18	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~87~~68
Section 10.19	Acknowledgement Regarding Any Supported QFCs	69
Section 10.20	Electronic Execution of Assignments and Certain Other Documents	70

iii

SCHEDULES:

Schedule 1.01(a) – Lenders and Commitments

Schedule 1.01(b) – Subsidiary Guarantors

~~Schedule 3.06 – Disclosed Matters~~

Schedule 3.14 – Subsidiaries

Schedule 6.03 – Existing Liens

Schedule 6.04 – Existing Indebtedness

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Compliance Certificate

Exhibit C-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-2 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-4 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D – Form of Note

Exhibit E – Form of Borrowing Request

Exhibit F – Form of Solvency Certificate

Exhibit G – Form of Joinder Agreement

This LOAN AGREEMENT ~~(this “Agreement”)~~ is entered into as of November 1, 2018, and amended as of Amendment No. 1, dated as of September 27, 2019, and Amendment No. 2, dated as of April 1, 2020, among THE COOPER COMPANIES, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time party hereto, each of MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and PNC CAPITAL MARKETS LLC as Joint Lead Arrangers, BANK OF AMERICA, N.A. as Syndication Agent and PNC BANK, NATIONAL ASSOCIATION as Administrative Agent (each, as defined below).

The parties hereto agree as follows:

Article I

Definitions

Section 1.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business line or unit or division of any Person, or (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, in each case whether by purchase, merger, consolidation, amalgamation or any other combination with such Person.

“Adjusted LIBO Rate” means with respect to each Interest Period for a Eurodollar Loan, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period for deposits in Dollars for an amount comparable to such Eurodollar Loan and having a borrowing date and a maturity comparable to such Interest Period; provided~~,~~ that in no event will the Adjusted LIBO Rate be less than 0%. The Administrative Agent shall give prompt notice to the Borrower of the Adjusted LIBO Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 10.01(d).

“Agreement” ~~has the meaning assigned to such term in the preamble.~~means this Loan Agreement, as amended pursuant to that certain Amendment No. 1, dated as of September 27, 2019, and that certain Amendment No. 2, dated as of April 1, 2020, and as further amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and

(c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Rate” means, (a) in the case of Eurodollar Loans, 0.60% and (b) in the case of ABR Loans, 0.00%.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any Person of any of the Borrower’s or such Subsidiary’s respective assets.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Financial Officer or General Counsel of the applicable Loan Party.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable  ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means, The Cooper Companies, Inc., a Delaware corporation.

“Borrower Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.

“Borrowing” means Loans (or each portion thereof) of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans (or each portion thereof) as to which a single Interest Period is in effect.

“Borrowing Request” has the meaning assigned to such term in Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.04.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than 35% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Borrower.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means a Term A-1 Loan Commitment and/or a Term A-2 Loan Commitment, as the context may require.

“Commodities Hedge Agreement” means a commodities contract purchased by the Borrower or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Borrower and its Subsidiaries.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 10.01(d).

“Competitor” means those Persons that are competitors of the Borrower and its Subsidiaries, which Persons are identified by name in writing by the Borrower to the Administrative Agent prior to the Closing Date, as such list may be supplemented after the Closing Date by the Borrower from time to time as reasonably agreed by the Administrative Agent, it being agreed that any successor-in-interest to any Competitor shall be deemed to be reasonably agreed to by the Administrative Agent. Any such supplement to the list of Competitors after the Closing Date will become effective two Business Days after such supplement is delivered to the Administrative Agent.  The list of such Persons submitted to the Administrative Agent shall be made available to the Lenders upon request.  In no event shall a supplement apply retroactively to disqualify any Lender as of the date of such supplement.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) ~~non-recurring cash charges and non-cash charges, in each case~~any extraordinary, unusual or non-recurring expenses, losses and charges, including (A) impairment charges, (B) any loss from dispositions or the sales of assets outside the ordinary course of business, (C) costs and charges associated with any Acquisitions and any related restructurings and investments ~~in an aggregate amount, for all such cash charges, not to exceed the greater of $125,000,000 or 7.5% of Consolidated Total Tangible Assets in any twelve-month period,~~, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired, and the amortization of acquisition related intangible assets, (D) facility start-up costs and (E) amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt refinancing costs and commissions and other fees and charges associated with Indebtedness, (v) restricted stock expense and stock option expense (but only to the extent deducted from the determination of Consolidated Net Income for such period), (vi) fees, costs and expenses incurred and paid by the Borrower or any of the Borrower’s Subsidiaries in connection with any litigation, judgment or settlement for any actual or threatened claim, action, suit or proceeding ~~in any court or before any arbitrator or Governmental Authority in an aggregate amount not to exceed the greater of $45,000,000 or 2.5% of Consolidated Total Tangible Assets in any twelve-month period~~, including any out-of-court agreement or settlement, (vii) restructuring charges and reserves (whether or not classified as such under GAAP), including any fees, expenses or losses related to ~~the~~product line exits or the reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses or the disposal, abandonment, transfer, closing or discontinuing of operations or assets, provided that the aggregate amount of all such charges made in cash does not exceed the greater of $~~45,000,000 or 2.5~~80,000,000 or 1.25% of Consolidated Total ~~Tangible~~ Assets during any twelve-month period, (viii) any non-cash impairment charge or asset write-off or write-down related to intangible assets, goodwill, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (ix) all non-cash losses from investments recorded using the cost or equity method, (x) non-cash stock-based awards compensation expense, (xi) non-cash mark to market and other non-cash charges or non-cash expenses related to Hedge Agreement obligations, (xii) other non-cash charges (provided that, if any non-cash charges referred to in this clause (xii) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (xiii) (A) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan, profits interest or stock option plan, any equity-based compensation or equity-based incentive plan, or any other management or employee benefit plan, agreement or pension plan and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests of the Borrower held by management of the Borrower or any of its Subsidiaries, and (xiv) fees, costs, premiums and expenses incurred and paid by the Borrower or any of the Borrower’s Subsidiaries during any period in connection with ~~the~~any acquisition, investment, asset disposition, issuance, prepayment, or redemption of any ~~senior Indebtedness or subordinated~~ Indebtedness permitted to be incurred pursuant to Section 6.04, issuance of equity securities, refinancing transaction or amendment or modification of any debt instrument (in each case, whether or not consummated) minus (b) any extraordinary gains, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on Consolidated Net Income (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding ~~(a) extraordinary gains and losses, (b) earnings, gains and losses resulting from any write-up or write-down of assets other than in the ordinary course of business, and (c)~~ the cumulative effect of a change in accounting principles.

“Consolidated Net Indebtedness” means, on any date, the difference of (a) Consolidated Total Indebtedness as of such date, minus (b) the aggregate amount of all Unrestricted Cash.

“Consolidated Total Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower at such time.

“Consolidated Total Tangible Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower at such time excluding the net book value of intangible assets.

“Consolidated Total Indebtedness” means the sum (without duplication) of all Indebtedness of the Borrower and of its Subsidiaries, all as determined on a consolidated basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“CooperVision International” means CooperVision International Holding Company, LP, a limited partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados.

“Credit Party” means the Administrative Agent, each Lender, each Designated Hedge Creditor and the respective successors and assigns of each of the foregoing.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or  (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bail-In Action or (e) has become the subject of a Bankruptcy Event.

“Designated Hedge Agreement” means any Hedge Agreement (other than a Commodities Hedge Agreement) to which the Borrower or any Subsidiary is a party and as to which, at the time such Hedge Agreement is entered into, a Lender or any of its Affiliates is a counterparty.

“Designated Hedge Creditor” means each Person that participates as a counterparty to the Borrower or any Subsidiary pursuant to any Designated Hedge Agreement.

“Designated Persons” means, at any time, (a) any Person listed in any sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her ~~Majesty's~~Majesty’s Treasury, the Government of Canada, or other relevant sanctions authority, or (b) any Person owned or controlled by any such Person or Persons described in clause (a).

“Disclosed Matters” means the actions, suits and proceedings ~~and~~, the environmental matters or other fact or circumstance disclosed in ~~Schedule 3.06.~~the Borrower’s annual report on Form 10-K for the fiscal year ended October 31, 2019 or quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2020, or any other reports filed prior to the Second Amendment Effective Date (including Form 8-K), in each case, as filed with the SEC.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, (i) with respect to any amount denominated in Dollars, such amount and (ii) with respect to any other amount not denominated in Dollars, the Dollar equivalent of such amount determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant foreign currency with Dollars for delivery on such date.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, excluding any FSHCO and any subsidiary of either a FSHCO or a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent and (B) unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (b) any Defaulting Lender or (c) any Competitor.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees,  or other binding requirements issued, promulgated or entered into by any Governmental Authority, relating to pollution, the preservation or protection of the environment or natural resources, the generation, manufacture, use, labeling, treatment, storage, handling, transportation or  Release of any Hazardous Material or, to the extent involving or related to any of the foregoing, health and safety matters.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest”  means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of the Borrower or any of its ERISA Affiliates to satisfy the minimum funding standard of Section 412 and 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA)  from any Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the

Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Excluded Swap Obligation” means, with respect to the Borrower or any Subsidiary Guarantor, (x) as it relates to all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor or the Guaranty in Article IX hereof of the Borrower, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or the Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or the Borrower becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Subsidiary Guarantor or the Borrower of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or the Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor or the Borrower becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any non-wholly owned Subsidiary, (c) any Domestic Subsidiary that is not a Material Subsidiary, (d) any captive insurance company that is a Subsidiary, (e) any special purpose entity created or acquired in connection with, or which issues Indebtedness under, any Permitted Securitization Transaction and (f) any Subsidiary a guarantee by which would cause adverse tax consequences to the Borrower or any of its Subsidiaries as reasonably determined by the Borrower.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. ~~Federal~~federal Taxes imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Recipient (if the Recipient is a Lender) changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient acquired such interest in the Loan or Commitment or became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (g), and (d) any U.S. ~~Federal withholding~~federal Taxes imposed under FATCA.

“Existing Maturity Date” has the meaning given to such term in Section ~~2.21~~2.22(a).

“Extending Lender” has the meaning given to such term in Section ~~2.21~~2.22(b).

“Extension Request” has the meaning given to such term in Section ~~2.21~~2.22(a).

“Facility” means the Commitments to make the Loans contemplated hereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any ~~applicable intergovernmental agreements entered into in respect of such Sections, any~~ current or future regulations or official interpretations ~~of such Sections and~~thereof, any agreements~~, and any agreement~~ entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%, with .005% being rounded up) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain fee letter, dated as of October 26, 2018, among the Borrower and the Administrative Agent.

“Financial Covenants” means the financial covenants set forth in Section 6.06.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Amendment” means that certain Amendment No. 1 to Loan Agreement, dated as of September 27, 2019, by and among the Borrower, the Administrative Agent~~,~~ and the Lenders party thereto.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Foreign Lender” means a Recipient that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government

(including any supra-national bodies exercising such powers or functions, such as the European Union or European Central Bank).~~.~~

“Guaranty Obligation” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided~~,~~ that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic or radioactive (or words of similar regulatory intent or meaning) under applicable Environmental Law, or the exposure to which or the Release of which could give rise to liability under any Environmental Law.

“Hedge Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of the Borrower and/or its Subsidiaries.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guaranty Obligations of such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) for purposes of Section 6.04 and Section 7.01(g) only, all net obligations of such Person under any Hedge Agreement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Coverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, calculated on a Pro Forma Basis.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, (x) if agreed to by the Administrative Agent, ending on a day that is less than one month thereafter or (y) with respect to any Eurodollar Borrowing made less than one month prior to the Maturity Date for the Facility, the period commencing on the date of such Borrowing and ending on the Maturity Date (subject to availability)), as the Borrower may elect; provided~~,~~ that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the then applicable Maturity Date for the Facility.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Joint Lead Arrangers” means, collectively PNC Capital Markets LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners under this Agreement.

“Lenders” means as of the Closing Date, the Persons listed on Schedule 1.01(a) and, thereafter, any Person with a Commitment or Loan Exposure including those that have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto, the Notes (if any), the Subsidiary Guaranty and any other agreements entered into in connection herewith or therewith, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.

“Loan Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans.

“Loan Parties” means the Borrower and the Subsidiary Guarantors, and “Loan Party” means any one of them individually.

“Loans” means the Loan made pursuant to Section 2.01 and Section 2.03 by the Lenders to the Borrower pursuant to this Agreement, and including any Loans made pursuant to Section 2.21.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties ~~or condition (~~, financial ~~or otherwise)~~condition or results of operations of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding ~~$75,000,000~~the greater of (a) $150,000,000 (or the Dollar Equivalent thereof) and (b) 6.0% of Consolidated Total Tangible Assets. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary of the Borrower that meets ~~any~~either of the following conditions:

(a)such Subsidiary has assets (after eliminating assets related to intercompany transactions) that individually constitute at least 15% of Consolidated Total Assets as of the last day of the most recent period of four fiscal quarters of the Borrower for which audited annual financial statements or quarterly financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), respectively; or

(b)such Subsidiary’s net revenues (excluding intercompany revenues) were at least 15% of the Borrower’s consolidated net revenues for the most recent period of four fiscal quarters of the Borrower for which audited annual financial statements or quarterly financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), respectively.

~~(a) the Borrower and its other Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of Consolidated Total Assets; or~~

~~(b) the Borrower’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of Consolidated Total Assets; or~~

~~(c) the Borrower’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exclusive of amounts attributable to any noncontrolling interests exceeds 10% of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year.~~

“Maturity Date” means September 25, 2020, as such date may be extended with respect to a Lender pursuant to Section 2.22.

“Maximum Total Leverage Ratio” means 3.75:1.00; provided that (a) for the two consecutive fiscal quarters ended immediately following the consummation of any Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition occurs), the Maximum Total Leverage Ratio shall be 4.75:1.00; (b) for the fiscal quarter ended immediately after such two fiscal quarters referred to in clause (a), the Maximum Total Leverage Ratio shall be 4.50:1.00; (c) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (b), the Maximum Total Leverage Ratio shall be 4.25:1.00 and (d) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (c), the Maximum Total Leverage Ratio shall be 4.00:1.00.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

~~“Non-Guarantor Subsidiary” means each Subsidiary of the Borrower that is not a Loan Party.~~

“Notes” means any promissory notes executed by the Borrower to evidence the Obligations in accordance with Section 2.10(e).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Credit Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Designated Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Credit Parties that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that Obligations shall not include any Excluded Swap Obligations.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 10.04.

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Payment Office” means the office of the Administrative Agent at PNC Bank, National Association, 500 First Avenue, 4th Floor, Pittsburgh, PA 15219 Attention: Melissa Carpenter  (Phone: 440-746-4164; E-mail: Melissa.carpenter@pnc.com), or such other office(s), as the Administrative Agent may designate to the Borrower in writing from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Lien” means any Lien permitted by Section 6.03 of this Agreement.

“Permitted Securitization Transaction” means any transaction or series of transactions designated in writing by the Borrower to the Administrative Agent to be a “Permitted Securitization Transaction” which is entered into by the Borrower or any Subsidiary Guarantor pursuant to which the Borrower or any Subsidiary Guarantor, as applicable, may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or such Subsidiary Guarantor, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guaranty Obligations or other obligations in respect of such accounts receivable, and proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” shall mean the interest rate per annum announced from time to time by the Administrative Agent at its principal office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Pro Forma Basis” shall mean, with respect to any Testing Period during which any Acquisition or Asset Sale occurs (and for purposes of determining whether an acquisition is an Acquisition or whether the Borrower and its Subsidiaries may take any other actions requiring compliance with a specified ratio), the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such Testing Period on a pro forma basis after giving effect to such Acquisition or Asset Sale (and any related repayment or incurrence of Indebtedness) (including, without limitation or duplication, (a) additional add backs which are (i) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), (ii) recommended by any due diligence quality of earnings report reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) conducted by (y) a firm of independent public accountants of recognized national standing or (z) any other accounting firm reasonably satisfactory to the Administrative Agent, selected by the Borrower and retained by the Borrower; or (iii) otherwise determined in such other manner reasonably acceptable to the Administrative Agent and (b) pro forma adjustments, for cost savings and other operating efficiencies (net of continuing associated expenses) to the extent the actions underlying such cost savings and operating efficiencies have been or are reasonably expected to be implemented and such cost savings and operating efficiencies are factually supportable and are expected to have a continuing impact), using, for purposes of making such calculations, the historical financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Acquisition or Asset Sale, and any other Acquisition or Asset Sale that has been consummated during such Testing Period, had been consummated on the first day of such Testing Period.

“Pro-Rata Share” means, with respect to any Lender, the percentage of the total Loan Exposure, and unused Commitments represented by such Lender’s Loan Exposure and unused Commitments.

“Qualified Acquisition” means any Acquisition that has been designated to the Administrative Agent by a Responsible Officer of the Borrower as a “Qualified Acquisition”~~, so long as the Total Leverage Ratio as of the last day of the most recently completed Testing Period of the Borrower prior to such acquisition would be less than or equal to 3.50 to 1.00~~.

“Qualified ECP Guarantor” means, in respect of any Obligations with respect to a Designated Hedge Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Obligations or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, dumping, placing, discarding, abandonment, or disposing into the environment (including abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Materials).

“Required Lenders” means, at any time, Lenders having Loan Exposures and unused Commitments representing more than 50% of the sum of the total Loan Exposures and unused

Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Loan Exposures and unused Commitments representing more than 50% of the sum of the total Loan Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief operating officer, senior vice president, executive vice president, vice president, chief financial officer, treasurer, controller, manager of treasury activities or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, the First Amendment Effective Date or the Second Amendment Effective Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Sanctioned Country” means a country, region or territory which is itself the subject or target of any Sanctions Laws and Regulations ~~(at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria)~~.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

“Sanctions Laws and Regulations” means any economic or financial sanctions or trade embargoes, imposed, administered, or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her ~~Majesty's~~Majesty’s Treasury, the Government of Canada, the United Nations Security Council or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United State of America.

“Second Amendment” means that certain Amendment No. 2 to Loan Agreement, dated as of April 1, 2020, by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of its assets is greater than the probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Standard Permitted Lien” means any of the following: (i) Liens for Taxes not yet delinquent or Liens for Taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness; (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.01(k); (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (v) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vi) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (vii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); (viii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC;  ~~and~~ (ix) licenses of intellectual property of the Borrower or any of its Subsidiaries granted in the ordinary course of business; and (x) any security interest or right to set off arising under the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantors” means, collectively, each Domestic Subsidiary ~~that is Material~~(other than an Excluded Subsidiary) and that is or hereafter becomes a party to the Subsidiary Guaranty, and “Subsidiary Guarantor” means any one of them individually.  Schedule 1.01(b) hereto lists each Subsidiary Guarantor as of the ~~Closing~~Second Amendment Effective Date.

“Subsidiary Guaranty” means the Subsidiary Guaranty, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, by the Subsidiary Guarantors in favor of the Administrative Agent.

“Swap Obligation” means, with respect to the Borrower or any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means Bank of America, N.A., as syndication agent under this Agreement.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-1 Lenders” means any Lender with a Term A-1 Loan Commitment.

“Term A-2 Lenders” means any Lender with a Term A-2 Loan Commitment.

“Term A-1 Loan Commitments” means, with respect to each Lender, the commitment of such Lender to make Term A-1 Loans hereunder on the Closing Date. The initial amount of each Lender’s Term A-1 Loan Commitment was set forth on Schedule 1.01(a) as in effect on the Closing Date. The initial aggregate amount of the Term A-1 Lenders’ Term A-1 Loan Commitments as of the Closing Date was $400,000,000.

“Term A-2 Loan Commitments” means, with respect to each Lender, the commitment of such Lender to make Term A-2 Loans hereunder on the First Amendment Effective Date. The initial amount of each Lender’s Term A-2 Loan Commitment ~~is~~was set forth on Schedule 1.01(a) as in effect on the First Amendment Effective Date. The initial aggregate amount of the Term A-2 Lenders’ Term A-2 Loan Commitments ~~is~~as of the First Amendment Effective Date was $198,750,000.

“Term A-1 Loans” has the meaning assigned to such term in Section 2.01(a).

“Term A-2 Loans” has the meaning assigned to such term in Section 2.01(b).

“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

“Total Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA, calculated on a Pro Forma Basis.

~~“Total Leverage Ratio Increase Period” has the meaning assigned to such term in Section 6.06(a).~~

“Transactions” means the execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Transaction Costs” means the fees and expenses incurred in connection with the Transactions.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash” means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Borrower and its Subsidiaries maintained in any demand deposit account, and (ii) the aggregate monetary value of all money market funds of the Borrower and its Subsidiaries maintained in any account of a securities intermediary, to the extent such cash deposits and money market funds are free of any Lien or other encumbrance (other than (x) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, and (y) customary holds for uncollected deposits).

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

Section 1.04Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on October 31, 2017, notwithstanding any modification or interpretative change thereto after the date hereof (including without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having or purporting to have a similar result or effect)); provided~~,~~ further~~,~~ that, if the Borrower notifies the Administrative Agent that the Borrower ~~request~~requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05Currency Equivalents.  Except as otherwise specified herein, all references herein or in any other Loan Document to a Dollar amount shall mean such amount in dollars or, if the context so requires, the Dollar Equivalent of such amount in any foreign currency.  The Dollar Equivalent of any amount shall be determined in accordance with the definition of “Dollar Equivalent”.

Section 1.06Divisions.  ~~Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder.~~For all purposes under the Loan Documents, in connection with any division or plan of division under the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person that is a limited liability company becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II

The Credits

Section 2.01Commitments.

(a)Subject to the terms and conditions set forth herein, each Term A-1 Lender made Loans to the Borrower on the Closing Date (the “Term A-1 Loans”) in Dollars in the principal amount of its Term A-1 Loan Commitment as of the Closing Date.  Immediately prior to the First Amendment Effective Date, Term A-1 Loans remained outstanding in the aggregate principal amount of $310,000,000, as set forth for each Term A-1 Lender on Schedule 1.01(a) as in effect on the First Amendment Effective Date. After giving effect to the Exchange (as defined in the First Amendment) on the First Amendment Effective Date, Term A-1 Loans ~~remain~~remained outstanding in the aggregate principal amount of $301,250,000.  Any portion of the Term A-1 Loans that is repaid may not be reborrowed.

(b)Subject to the terms and conditions set forth herein, each Term A-2 Lender ~~agrees to make~~made Term A-2 Loans to the Borrower on the First Amendment Effective Date (the “Term A-2 Loans”) in Dollars and in the principal amount requested by the Borrower in accordance with

Section 2.03 so long as such requested amount does not result in (i) the aggregate principal amount of the Term A-2 Loans made by such Lender exceeding its Term A-2 Loan Commitment or (ii) the aggregate principal amount of all Term A-2 Loans made by the Lenders exceeding the total Term A-2 Loan Commitments.  The Term A-2 Loans may only be incurred on the First Amendment Effective Date, and any portion of the Term A-2 Loans that is repaid may not be reborrowed.

Section 2.02Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that (i) if there are two or more Borrowings on a single day by the Borrower that consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than ten (10) Borrowings of Eurodollar Loans outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurodollar Borrowing not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of a Eurodollar Borrowing on the Closing Date, two Business Days before the date of the proposed Borrowing) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable  and made by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit E or such other form approved by the Administrative Agent (each, a “Borrowing Request”) and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of the requested Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04[Reserved].

Section 2.05[Reserved].

Section 2.06[Reserved].

Section 2.07Funding of Borrowings. (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, in dollars, by 12:00 noon (or, in the case of an ABR Loan requested for that same day, 2:00 p.m.), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

(b)[Reserved].

Section 2.08Interest Elections. (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, however, that any conversion of a Eurodollar Borrowing into an ABR Borrowing shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a conversion from or continuation of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, and (ii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09Termination and Reduction of Commitments. The Commitments shall terminate following the funding of the Borrowings made on the Closing Date or the First Amendment Effective Date, as applicable, as provided in Section 2.01.

Section 2.10Repayment of Loans; Evidence of Debt. (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan on the Maturity Date.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the form of Exhibit D, in the case of any Loan.  In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form of Exhibit D. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11Prepayment of Loans. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as provided in Section 2.16), subject to prior notice to the Administrative Agent  by telephone (confirmed by telecopy) of any prepayment pursuant to this Section 2.11, (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in

Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.  Any portion of the Loan that is prepaid may not be reborrowed.

Section 2.12Fees.  (a)  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in Fee Letter, or as otherwise separately agreed upon between the Borrower and the Administrative Agent.

(b)[Reserved].

(c)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of upfront fees and duration fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13Interest. (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)Notwithstanding the foregoing, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, all overdue Obligations (which shall include all Obligations following an acceleration under Section 7.01, including an automatic acceleration) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the  rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR  Loans as provided in paragraph (a) of this Section.

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14Alternate Rate of Interest.

~~(a)~~   If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)~~(i)~~ the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)~~(ii)~~ the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

~~(b) Successor Eurodollar Index.~~

~~(i) If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (A)(1) the circumstances set forth in Section 2.14(a) have arisen and are unlikely to be temporary, or (2) the circumstances set forth in Section 2.14(a) have not arisen but the applicable supervisor or administrator (if any) of the Adjusted LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Adjusted LIBO Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (B)  a rate other than the Adjusted LIBO Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (with the consent of the Borrower, not to be unreasonably withheld) choose a replacement index for the Adjusted LIBO Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Eurodollar-based interest rate in effect prior to its replacement.~~

~~(ii) The Administrative Agent and the Loan Parties shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Agent (and as is reasonably acceptable to the Borrower), for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. Eastern Standard Time on the fifth (5th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such fifth (5th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.~~

~~(iii) Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (A) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from an Eurodollar-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the Eurodollar rate to the replacement index and (y) yield- or risk-based differences between the Eurodollar rate and the replacement index.~~

~~(iv) Until an amendment reflecting a new replacement index in accordance with this Section 2.14(b) is effective, each advance, conversion and renewal of a Eurodollar Loan will continue to bear interest with reference to the Adjusted LIBO Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Eurodollar Loans shall automatically be converted to Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.~~

~~(v) Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.~~

Section 2.15Increased Costs. (a)  If any Change in Law shall:

(1)impose, modify or deem applicable any reserve, special

deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(2)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(3)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided~~,~~ that ~~no~~the Borrower shall not be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(a).

(b)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided~~,~~ that ~~no~~the Borrower shall not be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(b).

(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that ~~no~~the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits).  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification.  The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to compensate any Recipient pursuant to this Section 2.17(d) for any interest, additions to tax or penalties that accrue as a result of such Recipient’s failure to request an indemnity within 270 days after the earlier of the date such Recipient first acquired knowledge  that the relevant Indemnified Taxes are payable or received written notification from the Borrower that such Indemnified Taxes are potentially payable.  Any Recipient claiming indemnity pursuant to this Section 2.17(d) shall notify the Borrower of the imposition of the relevant Indemnified Taxes as soon as reasonably practicable after the Recipient becomes aware of such imposition. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals or certified copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. Federal backup withholding tax;

(B)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-

8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals or certified copies of IRS Form W-8ECI claiming that specified payments (as applicable) hereunder or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States or IRS Form W-8EXP;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals or certified copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals or certified copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  Notwithstanding any other provision of this paragraph (f), a Recipient shall not be required to deliver any form that such Recipient is not legally eligible to deliver.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (for this purpose, including a credit ~~against U.S. federal withholding or income Taxes~~ in lieu of a refund (for the avoidance of doubt, any such credit shall not include a federal foreign tax credit under Code Section 901)) as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a)  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.  Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)[Reserved].

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 10.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19Mitigation Obligations; Replacement of Lenders. (a)  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If (w) any Lender requests compensation under Section 2.15, or (x) if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (y) if any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 10.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20Defaulting Lender.

(a)Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then so long as such Lender is a Defaulting Lender

(i)the Commitments and Loan Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided~~,~~ that (y) such Defaulting Lender’s Commitments may not be increased or extended without its consent and (z) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to  satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting ~~Lender's~~Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the commitments under the Facility without giving effect to Section 2.20(a)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.21Increase in Commitments.

(a)Upon notice to the Administrative Agent, the Borrower shall have the right to increase the Commitments or establish a new term loan credit facility under this Agreement from time to time in an aggregate principal amount not to exceed the sum of (x) $100,000,000 and (y) the amount of any voluntary prepayments of the Loans pursuant to Section 2.11; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 and (ii) no such increase shall become effective (x) if an Event of Default under Section 7.01(a), (b), (h) or (i) then exists or would exist immediately after giving effect thereto and (y) unless all representations and warranties contained in Article III are correct in all material respects as of the date of such increase (except to the extent that any such representation or warranty is qualified by materiality, in which case such representations and warranties shall be true and correct in all respects).

(b)Such increased Commitments and/or increased Loans may be provided by existing Lenders or any other Person that constitutes an Eligible Assignee who becomes a Lender pursuant to a joinder agreement in substantially the form of Exhibit G; provided that the Administrative Agent shall have consented to the joinder of any such Person to the extent such consent would be required for an assignment to such Person pursuant to Section 10.04.  No Lender shall be obligated to provide any such increased Commitment or Loan unless it so agrees.

(c)Without the consent of any other Lender, this Agreement may be amended as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21. This Section shall supersede any provisions in Section 10.02 to the contrary.

Section 2.22Extension of Maturity Date.

(a)The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) (each such notice, an “Extension Request”), from time to time, request that the scheduled maturity date then in effect hereunder (the “Existing Maturity Date”) with respect to all or a portion of the Loans be extended on the terms set forth in this Section 2.22; provided that each such Extension Request shall be offered to all Lenders holding Loans and/or Commitments of the applicable class on a pro rata basis.  The Extension Request shall set forth the proposed terms of the extended Loans, which shall be consistent with the then-existing Loans except that (i) the interest margins and upfront fees with respect to the extended Loans may be different than the Applicable Rate and any upfront fees for the existing Loans, (ii) the extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) in any voluntary repayments or prepayments under this Agreement and (iii) the extended Loans may be subject to new or revised covenants and terms that apply only after the Existing Maturity Date.

(b)The Borrower shall provide notice of the applicable Extension Request to the Administrative Agent at least five (5) Business Days prior to the date on which Lenders are requested to respond.  No Lender shall have any obligation to agree to extend the Existing Maturity Date with respect to any of its Loans.  Any Lender wishing to extend the Existing Maturity Date with respect to all or a portion of its Loans (such Lender, an “Extending Lender”)~~,~~ shall notify the Administrative Agent on or prior to the date specified in the Extension Request of the amount of its existing Loans which it has elected to so extend. Any Lender’s failure to respond to the applicable Extension Request shall be deemed to be a rejection of such Extension Request by such Lender.  In the event that the aggregate amount of Loans that are elected to be extended exceeds the amount of extended Loans requested by the Borrower in the applicable Extension Request, the Loans of Extending Lenders shall be extended on a pro rata basis based on the amount of Loans each such Extending Lender has elected to extend.

(c)Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:  (i) no Event of Default under Section 7.01(a), (b), (h) or (i) have occurred and be continuing on the date of such extension and after giving effect thereto; and (ii) all representations and warranties contained in Article III are correct in all material respects as of the date of such increase (except to the extent that any such representation or warranty is qualified by materiality, in which case such representations and warranties shall be true and correct in all respects).

(d)The Borrower may, with the consent of the Extending Lenders and the Administrative Agent (but without the consent of any other Lender), amend this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22.  This Section 2.22 shall supersede any provisions in Section 10.02 to the contrary.

Section 2.23Effect of Benchmark Transition Event.

(a)Defined Terms. As used in this Section 2.23, the following terms have the following meanings:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Adjusted LIBO Rate for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Adjusted LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent and the Borrower mutually agree are appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative

Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to Adjusted LIBO Rate:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Adjusted LIBO Rate permanently or indefinitely ceases to provide the Adjusted LIBO Rate; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Adjusted LIBO Rate:

(1)

a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide the Adjusted LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted LIBO Rate;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Adjusted LIBO Rate, a resolution authority with jurisdiction over the administrator for the Adjusted LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted LIBO Rate, which states that the administrator of the Adjusted LIBO Rate has ceased or will cease to provide the Adjusted LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted LIBO Rate; or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted LIBO Rate or a Relevant Governmental Body announcing that the Adjusted LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted LIBO Rate and solely to the extent that the Adjusted LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Adjusted LIBO Rate for all purposes hereunder in accordance with this Section 2.23 and (y) ending at the time that a Benchmark Replacement has replaced the Adjusted LIBO Rate for all purposes hereunder pursuant to this Section 2.23.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 2.23 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Governmental Authority.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(b)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the determination of the Administrative Agent (which shall be conclusive absent manifest error) or upon the written notice provided by the Required Lenders to the Administrative Agent that a Benchmark Transition Event has occurred or (ii) upon the occurrence of an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Adjusted LIBO Rate with a Benchmark Replacement, by a written document executed by the Borrower and the Administrative Agent, subject to the requirements of this Section 2.23.  Notwithstanding the requirements of Section 10.02 or anything else to the contrary herein or in any other Loan Document, (x) any such amendment with respect to a Benchmark Transition Event will become effective and binding upon the Administrative Agent, the Borrower and the Lenders at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders and (y) any such amendment with respect to an Early Opt-in Election will become effective and binding upon the Administrative Agent, the Borrower and the Lenders on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment.  No replacement of the Adjusted LIBO Rate with a Benchmark Replacement pursuant to this Section 2.23 will occur prior to the applicable Benchmark Transition Start Date.

(c)Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.23, including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Rate Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.23.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period, the components of ABR based upon the Adjusted LIBO Rate will not be used in any determination of ABR.

Article III

Representations and Warranties

The Borrower represents and warrants to the Lenders as of the Closing Date that:

Section 3.01Organization; Powers. The Borrower and each Subsidiary is duly organized, validly existing and in good standing (if applicable or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action.  Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation (except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect) or (ii) the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or (iii) any material order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any material Lien on any asset of the Borrower or any of its Subsidiaries, other than any Permitted Lien.

Section 3.04Financial Condition; No Material Adverse Change. (b)  The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, retained earnings and cash flows (i) as of and for the fiscal year ended October 31, 2017, audited by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended January 31, 2018, April 30, 2018 and July 31, 2018, certified by one of its Financial Officers.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(c)Since October 31, 2017, no event, development or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 3.05Properties.  (a)Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06Litigation and Environmental Matters. (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

(b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has become subject to any Environmental Liability, (ii) has received notice of any claim with respect to any Environmental Liability or (iii) knows of any basis upon which the Borrower or any of its Subsidiaries would reasonably be expected to become subject to any Environmental Liability arising under Environmental Laws as currently in effect.

Section 3.07Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect.

Section 3.11Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. ~~None~~As of the Closing Date, none of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, projected financial information prepared by the Borrower or any of the Borrower’s Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 3.12Sanctions Laws and Regulations; Anti-Corruption Laws; PATRIOT Act.

(a)  None of the Borrower or its Subsidiaries, or to the best of its knowledge any of its directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement, is a Designated Person.

(b)  No Borrowing, use of proceeds or other transaction contemplated by this Agreement will

(i)	violate any applicable Sanctions Laws and Regulations;
(ii)

be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law; or

(iii)

violate the any regulations passed under the USA PATRIOT Act or will violate the Trading with the Enemy Act, the International Emergency Economic Powers Act, or any regulations passed thereunder, including  the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute thereto

Section 3.13Federal Reserve Board Regulations.  None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board.  No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).

Section 3.14Subsidiaries.  As of the ~~Closing~~Second Amendment Effective Date, Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by the Borrower and its other Subsidiaries.

Section 3.15Solvency.  As of the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.

Article IV

Conditions

Section 4.01Closing Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement, the Subsidiary Guaranty and Notes in favor of each Lender requesting a Note at least three (3) Business Days prior to the Closing Date signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of this Agreement or such Loan Document.

(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Latham & Watkins LLP, counsel for the Borrower and the other Loan Parties, in form and substance reasonably acceptable to the Administrative Agent.  The Borrower hereby requests such counsel to deliver such opinion.

(c)The Administrative Agent shall have received the following items from the Borrower:

(i)a certificate of good standing for each Loan Party from the state of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Closing Date;

(ii)a copy of the formation document of each Loan Party, together with all amendments thereto, certified as of a recent date by the appropriate governmental officer and dated not more than thirty (30) days prior to the Closing Date and certified by an officer of such Loan Party;

(iii)incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(iv)copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Borrowings provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Loan Parties;

(v)copies of the (i) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for the most recently completed fiscal year ended at least 90 days prior to the Closing Date and (ii) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower; for each fiscal quarter (other than the fourth fiscal quarter in any fiscal year) ended after the close of its most recent fiscal year and at least 40 days prior to the Closing Date; provided that the Administrative Agent shall be deemed to have received such financial statements of the Borrower upon the filing of such financial statements with the Securities and Exchange Commission by the Borrower of its Forms 10-Q, Forms 10-K or Forms 8-K;

(vi)a solvency certificate from the chief financial officer or other senior executive officer of the Borrower (after giving effect to the Transactions consummated on the Closing Date) substantially in the form attached hereto as Exhibit F; and

(vii)a Borrowing Request in accordance with Section 2.03.

(d)The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent on or prior to the Closing Date, including, to the extent invoiced at least 3 Business Days prior to the Closing Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder, or satisfactory evidence that such fees and amounts will be paid out of the initial Borrowing hereunder.

(e)The Administrative Agent and the Lenders shall have received, at least three Business Days prior to the Closing Date all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least 10 Business Days prior to the Closing Date that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act and, if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

(f)The representations and warranties of the Loan Parties in Article III shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(g)At the time of and immediately after giving effect to the Borrowing, no Default or Event of Default shall have occurred and be continuing.

Article V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)within 100 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (each, a “Compliance Certificate”), in substantially the form of Exhibit B, (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the applicable Financial Covenants;

(d)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, and/or distributed by the Borrower to its shareholders generally, as the case may be; ~~provided that notwithstanding the foregoing, the obligations in this Section 5.01(d) and Section 5.01(e) may be satisfied if such information is posted on the SEC’s website at www.sec.gov or the website for the Borrower; and~~and

(e)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided that the Borrower shall not be required to deliver confidential information consisting of trade secrets or other proprietary or competitively sensitive information relating to the Borrower or any of its Subsidiaries and their respective businesses and not constituting financial information.

(f)Any financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) above and any information required to be delivered pursuant to Section 5.01(d) above shall be deemed to have been furnished to the Administrative Agent on the date that such financial statement or other information is posted on the SEC’s website at www.sec.gov or the website for the Borrower.

Section 5.02Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice, after an Authorized Officer becomes aware of such event, of the following events:

(a)the occurrence of any Default;

(b)the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate (or any adverse change or development in any such action, suit, investigation or proceeding) thereof that, in the good faith judgment of the Borrower, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)any other development (including the incurrence or imposition of Environmental Liability) that, in the good faith judgment of the Borrower, results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e)solely to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice delivered under clauses (a) through (d) of this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent any failure to do so by a Subsidiary could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

Section 5.04Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05Maintenance of Properties; Insurance. The Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The Borrower will, and will cause each of its Subsidiaries to, maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries as of the Closing Date, or are of such types and amounts as are customarily carried by Persons engaged in the same or similar business as the Borrower and its Subsidiaries.

Section 5.06Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that without the express prior written approval of the Borrower, no such inspection shall include any intrusive (i.e., “Phase II”) environmental investigations or collection of samples of any environmental media (including air, soil, groundwater, surface water, wastewaters, or building materials); provided further, however, that (i) unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall be limited to one such visit or inspection in each calendar year and such visit or inspection shall be at the sole cost and expense of the Administrative Agent or applicable Lenders (except that the Administrative Agent may make one such visit during each fiscal year and the reasonable cost and expense thereof shall be borne by the Borrower) and (ii) in respect of any such discussions with any independent accountants, the Borrower or such Subsidiary, as the case may be, shall have received reasonable advance notice thereof and a reasonable opportunity to participate therein and the Administrative Agent shall have executed a customary non-reliance letter requested by such independent accountants.

Section 5.07Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08Use of Proceeds. The proceeds of the Loans will be used to pay the Transaction Costs and for general corporate purposes, including, without limitation, the repayment, prepayment or paydown of other Indebtedness.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09Additional Subsidiary Guarantors.  ~~In the event that at any time after the Closing Date, the Borrower acquires, creates or has any Domestic Subsidiary that is not already a party to the Subsidiary Guaranty, the Borrower will promptly, but in any event no later than the date that is 55 days after the last day of the fiscal quarter during which such Domestic Subsidiary is acquired or created~~Within fifty-five (55) days (or such longer period to which the Administrative Agent may agree in its sole discretion)~~,~~ after any Subsidiary of the Borrower that is not already a party to the Subsidiary Guaranty qualifies as a Domestic Subsidiary (but excluding any Excluded Subsidiary), the Borrower will cause such Domestic Subsidiary to deliver to the Administrative Agent, ~~(a)~~ a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Domestic Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder~~, and (b) resolutions of the Board of Directors or equivalent governing body of such Domestic Subsidiary, certified by the Secretary or an Assistant Secretary of such Domestic Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such Guaranty Supplement and the other Loan Documents to which such Domestic Subsidiary is, or will be, a party, together with such other corporate documentation and an opinion of counsel (which may be provided by in-house counsel) as the Administrative Agent shall reasonably request, in each case, in form and substance satisfactory to the Administrative Agent; provided, however, that, notwithstanding the foregoing, (i) a Domestic Subsidiary shall not be required to become a party to the Subsidiary Guaranty so long as (A) such Domestic Subsidiary is not a Material Subsidiary, and (B) with respect to all such Domestic Subsidiaries that are not Material Subsidiaries and that are not Loan Parties (collectively, the “Non-Guarantor Subsidiaries”), (1) the Borrower’s and its Subsidiaries’ investments in and advances to all such Non-Guarantor Subsidiaries, taken together in the aggregate, do not exceed 20% of Consolidated Total Assets as of the end of the most recently completed fiscal year, (2) the Borrower’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of all such Non-Guarantor Subsidiaries, taken together in the aggregate, does not exceed 20% of Consolidated Total Assets as of the end of the most recently completed fiscal year, and (3) the Borrower’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of all such Non-Guarantor Subsidiaries, taken together in the aggregate, exclusive of amounts attributable to any noncontrolling interests, does not exceed 20% of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year; and (ii) any special purpose entity created or acquired in connection with any Permitted Securitization Transaction shall not be required to become a party to the Subsidiary Guaranty.~~.  Notwithstanding anything to the contrary in any Loan Document, no Excluded Subsidiary will be required to be a Subsidiary Guarantor, but the Borrower may, in its sole and absolute discretion, cause any Excluded Subsidiary to become a “Subsidiary Guarantor” and a “Loan Party” by causing such Excluded Subsidiary to comply with the requirements set forth in this Section 5.09 as if it were subject thereto.

Article VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01Changes in Business.  Neither the Borrower nor any of its Subsidiaries will engage to any material extent in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related, complementary, ancillary or incidental thereto or a reasonable extension, development or expansion thereof.

Section 6.02Consolidation, Merger, Asset Sales, etc.  The Borrower will not, nor will the Borrower permit any Subsidiary to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any Asset Sale or (iii) ~~enter~~merge or consolidate with or into any ~~transaction of merger or consolidation~~other Person, except that each of the following shall be permitted:

(a)(i) the merger, consolidation or amalgamation of (x) any Subsidiary of the Borrower with or into the Borrower, provided that the Borrower is the surviving or continuing or resulting corporation; (y) any Subsidiary of the Borrower with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (z) any ~~Foreign~~ Subsidiary (other than ~~CooperVision International~~any Loan Party) of the Borrower with or into any other ~~Foreign~~ Subsidiary (other than any Loan Party) of the Borrower or (ii) the sale, lease, transfer or disposition of ~~all or substantially all of the~~any property or assets of ~~(x) any Subsidiary of~~ the Borrower or any of its Subsidiaries to the Borrower~~; (y) any Subsidiary of the Borrower to any Subsidiary Guarantor; or (z) any Foreign Subsidiary (other than CooperVision International) of the Borrower to any other Foreign~~ or any direct or indirect wholly-owned Subsidiary of the Borrower;

(b)~~the merger of any Domestic Subsidiary that is not required to be a Subsidiary Guarantor hereunder into another Domestic Subsidiary that is not required to be a Subsidiary Guarantor~~dispositions of cash and cash equivalent investments;

(c)the voluntary dissolution or liquidation of any Subsidiary (i) that is not a Material Subsidiary or (ii) if the Borrower determines in good faith that such dissolution or liquidation is in the best interest of the Borrower and is not materially disadvantageous to the Lenders;

(d)(i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, or property or assets that are no longer used or useful in the business of the Borrower or its Subsidiaries, in each case in the ordinary course of business; (ii)  ~~the actual or constructive total loss of any property or the use thereof resulting from~~ any Event of Loss; (iii) dispositions of any assets acquired in connection with any Acquisition that is consummated after the Closing Date; provided that such disposition is consummated within three years of such Acquisition; and (iv) dispositions required by any Governmental Authority in connection with such Governmental Authority’s approval of such Acquisition or otherwise necessary or advisable to comply with any applicable law or regulation or any order of any Governmental Authority;

(e)any other Asset Sale, provided that (i) ~~in~~at the ~~case of any Asset Sale involving consideration in excess of 15% of Consolidated Total Tangible Assets, at least five Business Days prior to the date of completion~~time of such Asset Sale, ~~the Borrower shall have delivered to the Administrative Agent an officer’s certificate of an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (B) a certification that no Default or~~no Event of Default ~~has occurred and is continuing,~~shall exist or would result from ~~the consummation of such transaction; and (ii) to the extent the consideration received in respect of any such Asset Sale exceeds 30% of Consolidated Total Tangible Assets (any such consideration in excess of 30% of Consolidated Total Tangible Assets, the “Excess Asset Sale Consideration”), the Excess Asset Sale Consideration shall be used to repay the outstanding senior term loan Indebtedness of the Borrower or its Subsidiaries as determined by the Borrower; and~~such Asset Sale and (ii) immediately after giving effect to such Asset Sale, the Borrower would be in compliance on a Pro Forma Basis with the Financial Covenants; and

(f)the Borrower or any Subsidiary may make any Acquisition; provided that, in the case of any Acquisition made by the Borrower, the Borrower shall be the surviving or continuing or resulting corporation of such Acquisition.

Section 6.03Liens.  The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of the Borrower or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a)any Standard Permitted Lien;

(b)Liens in existence on the ~~Closing Date that are listed in~~Second Amendment Effective Date and, to the extent in respect of obligations in excess of $25,000,000, set forth on Schedule 6.03 hereto and extensions or renewals of such Liens, so long as such Liens being extended or renewed do not extend to any other property or assets other than proceeds and replacements and the aggregate principal amount of Indebtedness secured by such Liens is not increased (except as contemplated by Section 6.04(b));

(c)Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens only secure Indebtedness permitted by Section 6.04(f)(A)(ii), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and (C) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased (except as contemplated by Section 6.04(f)) and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(d)Liens (i) securing Indebtedness permitted pursuant to Sections 6.04(f)(~~i);~~A)(i) or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased (except as contemplated by Section 6.04(f)) and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(e)vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment;

(f)(i) any Lien granted pursuant to the Loan Documents securing any of the Obligations or any obligations under any Hedge Agreement permitted pursuant to Section 6.04(h) and (ii) Liens arising in connection with any margin posted related to Hedge Agreements permitted pursuant to Section 6.04(e);

(g)Liens existing on property at the time of the acquisition thereof by the Borrower or any Subsidiary, provided that such Lien was not created in contemplation of such acquisition;

(h)Liens with respect to any accounts and related rights and assets subject to purchase pursuant to any Permitted Securitization Transaction;

(i)Liens securing Indebtedness of a Loan Party under any capital markets or private placement debt agreement (including any agreements with respect to convertible debt securities) or bilateral or syndicated loan agreement; provided that Liens have been or will be substantially simultaneously granted to secure the Obligations on an equal and ratable basis pursuant to appropriate security documents, and subject to an intercreditor agreement, in each case, reasonably acceptable to the Administrative Agent and the Borrower;

(j)Liens securing Indebtedness of any Subsidiary owed to the Borrower or any other Loan Party; and

(k)in addition to any Lien permitted pursuant to any of the foregoing subparts, Liens securing other obligations of the Borrower or any of its Subsidiaries, so long as at the time of and after giving effect to the incurrence of such obligations ~~(i) the aggregate principal amount of all such obligations secured by Liens pursuant to this clause (k) does not at any time exceed an amount equal to 12.5% of Consolidated Total Tangible Assets and (ii)~~, the aggregate principal amount of (x) all such obligations secured by Liens permitted pursuant to this clause (k) ~~and~~, (y) all Indebtedness of Subsidiaries of the Borrower that are not Subsidiary Guarantors incurred pursuant to Section 6.04(g) and (z) all Indebtedness permitted pursuant to Section 6.04(~~l~~m), when taken together (without duplication in the case of Indebtedness secured by Liens permitted pursuant to this clause (k)), does not at any time exceed an amount equal to the greater of $~~465,000,000~~1,000,000,000 and ~~25~~15% of Consolidated Total ~~Tangible~~ Assets.

Section 6.04Indebtedness of Non-Loan Party Subsidiaries.  The Borrower will not permit any of its Subsidiaries ~~(other than CooperVision International)~~that is not a Subsidiary Guarantor to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness incurred under this Agreement and the other Loan Documents;

(b)~~the~~(A) Indebtedness outstanding on the Second Amendment Effective Date and, to the extent in respect of obligations in excess of $25,000,000, set forth on Schedule 6.04 hereto~~,~~ and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(c)(A) Indebtedness assumed in connection with any Acquisition, provided that (i) such Indebtedness was not incurred in contemplation of such ~~Indebtedness was not incurred in contemplation of such~~ Acquisition, (ii) no Default or Event of Default shall then exist or at the time such Indebtedness is assumed ~~by the Borrower~~ will exist and (iii) the Borrower ~~and its Subsidiaries~~ shall be in compliance with the Financial Covenants ~~(after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable)~~ both immediately before and after giving ~~pro forma~~ effect to the assumption of such Indebtedness~~;~~ on a Pro Forma Basis and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(d)Indebtedness ~~(i)~~ owed ~~by any Loan Party to any other Loan Party, (ii) owed by any Foreign Subsidiary or any Non-Guarantor Subsidiary to any Loan Party, so long as at the time such Indebtedness in incurred and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or (iii) owed by any Subsidiary of the Borrower to any Foreign Subsidiary or any Non-Guarantor Subsidiary;~~to the Borrower or any of its Subsidiaries;

(e)Indebtedness of such Subsidiaries under or in support of Hedge Agreements, provided that such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes;

(f)(A) Indebtedness (i) consisting of Capital Lease Obligations or (ii) incurred in connection with the acquisition, construction or improvement of fixed or capital assets secured by Liens permitted pursuant to Section 6.03(c) hereof~~;~~ and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(g)Indebtedness ~~incurred by a Subsidiary Guarantor~~of any special purpose entity created or acquired in connection with, or which issues Indebtedness in connection with, a Permitted Securitization Transaction, provided that the aggregate amount of all such Indebtedness outstanding at any time pursuant to this clause (g) shall not exceed $200,000,000;

(h)any Guaranty Obligations of any Subsidiary of the Borrower in favor of the Administrative Agent~~, the Issuing Bank~~ and the Lenders and any other Credit Party in respect of any Designated Hedge Agreement;

~~(i) any Guaranty Obligation incurred (i) by any Loan Party with respect to Indebtedness of another Loan Party (other than CooperVision International), or (ii) by CooperVision International or the Borrower of any Indebtedness of the Borrower or any Subsidiary, in each case which Indebtedness is permitted by Section 6.04 (other than this clause (i));~~

(i)Indebtedness incurred or arising from or as a result of agreements providing for indemnification, deferred payment obligations, purchase price adjustments, earn-out payments or similar obligations;

(j)any Guaranty Obligations of any Subsidiary of the Borrower with respect to Indebtedness incurred pursuant to Section 6.04(~~l~~m);

~~(k) additional Indebtedness of any Subsidiary that is a Loan Party, provided that, solely with respect to this clause (k), (i) no Default or Event of Default shall then exist or at the time~~

~~of incurrence of such Indebtedness will exist and (ii) the Borrower and its Subsidiaries shall be in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) both immediately before and after giving pro forma effect to the incurrence of such Indebtedness; and~~

(k)Indebtedness in connection with overdue accounts payable, which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

(l)Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; and

(m)~~(l)~~ additional Indebtedness of any Subsidiary that is not a Loan Party, so long as at the time of and after giving effect to the incurrence of such Indebtedness ~~(A)~~, the aggregate principal amount of (i) all such Indebtedness permitted pursuant to this clause (~~l~~m) ~~and~~, (ii) all Indebtedness of Subsidiaries of the Borrower that are not Subsidiary Guarantors incurred pursuant to Section 6.04(g) and (iii) all obligations secured by Liens permitted pursuant to Section 6.03(k), when taken together (without duplication in the case of Liens securing Indebtedness permitted pursuant to this clause (~~l~~m)), does not at any time exceed an amount equal to the greater of $~~465,000,000~~1,000,000,000 and ~~25~~15% of Consolidated Total ~~Tangible Assets, (B) no Default or Event of Default has occurred and is continuing, and (C) the Borrower and its Subsidiaries shall be in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) both immediately before and after giving pro forma effect to the incurrence of such Indebtedness.~~Assets.

Section 6.05[Reserved].

Section 6.06Financial Covenants.

(a)Total Leverage Ratio.  The Borrower will not permit the Total Leverage Ratio as of the last day of any Testing Period of the Borrower, beginning with the fiscal quarter ending January 31, 2019, to ~~be greater than 3.75 to 1.00; provided that the Borrower may permit the~~exceed the Maximum Total Leverage Ratio ~~as of the last day of any Testing Period (each such Testing Period, a “Total Leverage Ratio Increase Period”) to be greater than 3.75 to 1.00 but less than or equal to 4.25 to 1.00 if:~~.

~~(i) the Borrower has consummated a Qualified Acquisition during the last fiscal quarter of the first such Testing Period during the Total Leverage Ratio Increase Period and such increase in the Total Leverage Ratio is a direct result of such Qualified Acquisition;~~

~~(ii) the Borrower has requested from the Administrative Agent, in writing, prior to or concurrently with the submission of its financial statements pursuant to Section 5.01 for the first Testing Period ending after the consummation of such Qualified Acquisition, that a Total Leverage Ratio Increase Period shall have become effective; provided that the Borrower may not request that a Total Leverage Ratio Increase Period become effective for a Qualified Acquisition prior to the end of the fourth full Testing Period following the completion of the most recent prior Qualified Acquisition with respect to which a Total Leverage Ratio Increase Period was implemented unless the Total Leverage Ratio as of the last date of the most recently completed Testing Period was less than or equal to 3.50 to 1.00; and~~

~~(iii) except to the extent a new Total Leverage Ratio Increase Period has commenced in accordance with the proviso of the foregoing clause (ii), as of the date on which a Compliance Certificate is required to be delivered in accordance with Section 5.01(c) with respect to the fourth full Testing Period ending after the consummation of such Qualified Acquisition, the Borrower’s Total Leverage Ratio is less than or equal to 3.75 to~~

~~1.00.~~

(b)Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio as of the last day of any Testing Period of the Borrower, beginning with the fiscal quarter ending January 31, 2019, to be less than 3.00 to 1.00.

Section 6.07[Reserved].

Section 6.08Transactions with Affiliates.  The Borrower will not, nor will ~~the Borrower~~it permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than~~, in the case of~~ transactions between or among the Borrower~~, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements~~ and/or any of the Borrower’s ~~or such Subsidiary’s business and~~Subsidiaries and not involving any other Affiliate) other than upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Borrower comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation.

Section 6.09Sanctions Laws and Regulations. (a)  The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any Sanctioned Country that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(b)None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or Sanctioned Countries in violation of any Sanctions Laws and Regulations.

Article VII

Events of Default

Section 7.01Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of the Borrower) or 5.08 or in Article VI;

(e)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)(i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity  or (ii) without limitation of the foregoing, any default in any payment obligation under a Designated Hedge Agreement that continues after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto, to the extent the termination value of such Designated Hedge Agreement is greater than the greater of $~~75,000,000~~150,000,000 and ~~5~~6% of Consolidated Total Tangible Assets;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)the Borrower or any Material Subsidiary shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money (not covered by insurance as to which the insurer has been notified of such judgment or order and does not dispute payment) in an amount which, when added to all other such judgments or orders outstanding against the Borrower or any Material Subsidiary would exceed $~~75,000,000~~150,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith;

(l)the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate), in each case in writing, any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Subsidiary Guaranty or any other Loan Document; or this Agreement, the Subsidiary Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(m)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n)a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.02Distribution of Payments after Default.  In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

(a)First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b)Second, to pay any fees or expense reimbursements or amounts owing with respect to indemnification provisions of the Loan Documents then due to the Lenders from the Loan Parties;

(c)Third, to pay interest then due and payable on the Loans ratably;

(d)Fourth, (i) to prepay principal on the Loans ratably and (ii) to pay the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practices; and

(e)Fifth, to the payment of any other Obligation due to the Administrative Agent or any Lender.

Article VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, so long as no Event of Default exists, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and  has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Article IX

Guaranty

Section 9.01Guaranty by the Borrower.  The Borrower hereby unconditionally guarantees, for the benefit of the Credit Parties, all of the following (collectively, the “Borrower Guaranteed Obligations”):  all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Subsidiary of the Borrower under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in each case, other than any Excluded Swap Obligations, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code).  Upon failure by any Loan Party to pay punctually any of the Borrower Guaranteed Obligations, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

Section 9.02Guaranty Unconditional.  The obligations of the Borrower under this Article IX shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a)any extension, renewal, settlement, compromise, waiver or release in respect to the Borrower Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b)any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to the Borrower Guaranteed Obligations;

(c)any release, non-perfection or invalidity of any direct or indirect security for the Borrower Guaranteed Obligations under any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;

(d)any change in the corporate existence, structure or ownership of any Loan Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Loan Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;

(e)the existence of any claim, set-off or other rights which the Borrower may have at any time against any other Loan Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f)any invalidity or unenforceability relating to or against any other Loan Party for any reason of any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party of any of the Borrower Guaranteed Obligations, or any decree or order prohibiting any Loan Party from paying, or releasing or discharging the obligation of any Loan Party to pay, any of the Borrower Guaranteed Obligations; or

(g)any other act or omission of any kind by any other Loan Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of the Borrower’s obligations under this Section, all of which the Borrower hereby unconditionally waives to the fullest extent permitted by law, other than the payment in full of all Borrower Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, ~~yield protection or~~ tax gross-up ~~and~~or contingent obligations, in each case that are owing and with respect to which ~~not~~no claim has been made).

Section 9.03Waivers.  The Borrower unconditionally waives, to the extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Article IX are concerned, (a) notice of any of the matters referred to in Section 9.02, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Borrower hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any of the Borrower Guaranteed Obligations, notice of acceptance of the provisions of this Article IX, notice of the incurrence of any of the Borrower Guaranteed Obligations, notice of any failure on the part of any Loan  Party, any of their Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of the Credit Agreement, any other Loan Document or any other agreement or instrument to which the such Loan Party or any other Person is a party, or notice of the commencement of any proceeding against any other Person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against any Loan Party or against any other Person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, any other Loan Document or any other agreement or instrument, and (d) any requirement that any such Loan Party be joined as a party to any proceedings against the Borrower or any other Person for the enforcement of any term or provision of the Credit Agreement, the other Loan Documents, the provisions of this Article IX or any other agreement or instrument.

Section 9.04Borrower Obligations to Remain in Effect; Restoration.  The Borrower’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Borrower Guaranteed Obligations, and all other amounts payable by the ~~Borrowers~~Borrower, any other Loan Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, ~~yield protection or~~ tax gross-up ~~and~~or contingent obligations, in each case that are owing and with respect to which ~~not~~no claim has been made), shall have been paid in full. If at any time any payment of any of the Borrower Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Loan Party, the Borrower’s obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 9.05Waiver of Acceptance, etc.  The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Loan Party or any other Person, or against any collateral or guaranty of any other Person.

Section 9.06Subrogation.  Until the payment in full of all of the Obligations (other than amounts in respect of indemnification, expense reimbursement, ~~yield protection or~~ tax gross-up ~~and~~or contingent obligations, in each case that are owing and with respect to which ~~not~~no claim has been made) and the termination of the Commitments hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Loan Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Loan Party in respect thereof.

Section 9.07Effect of Stay.  In the event that acceleration of the time for payment of any amount payable by any Loan Party under any of the Borrower Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Loan Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations shall nonetheless be payable by the Borrower under this Article IX forthwith on demand by the Administrative Agent.

Section 9.08Keepwell. The Borrower, to the extent it is a Qualified ECP Guarantor, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Loan Party to honor all of its obligations under this Article IX in respect of Designated Hedge Agreements (provided, however, that the Borrower shall only be liable under this Section 9.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.08, or otherwise under this Article IX, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Borrower under this Section 9.08 shall remain in full force and effect until payment in full of all of the Obligations and the termination of the Commitments hereunder.  The Borrower intends that this Section 9.08 constitute, and this Section 9.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article X

Miscellaneous

Section 10.01Notices. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to the Borrower, to it at ~~6140 Stoneridge Mall~~6101 Bollinger Canyon Road, Suite ~~590~~500, ~~Pleasanton~~San Ramon, California ~~94588~~94583, Attention:  Brian Andrews, CFO and Treasurer (Telecopier No. (925) 460-3648);

(ii)if to any other Loan Party, to it, c/o the Borrower, ~~6140 Stoneridge Mall~~6101 Bollinger Canyon Road, Suite ~~590~~500, ~~Pleasanton~~San Ramon, California ~~94588~~94583, Attention:  Brian Andrews, CFO and Treasurer (Telecopier No. (925) 460-3648);

(iii)if to the Administrative Agent, to PNC Bank, National Association,  The Tower at PNC Plaza, 300 Fifth Ave., 10th Floor Pittsburgh, PA 15222, Attention: Cooper Companies Account Manager; and

(iv)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)Electronic Systems.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 10.02Waivers; Amendments. (a)  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)Subject to Section 2.20(a)(i), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a) or (c) or Section 7.02 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the  written consent of each Lender, or (vi) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (except for (x) any release of a Subsidiary Guarantor that becomes an Excluded Subsidiary or (y) any release permitted by the terms of Section 22 of the Subsidiary Guaranty, which release, in each case, shall be permitted without the need for any consent or approval of any Lender), in each case, without the written consent of each Lender; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and (y) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent.

Section 10.03Expenses; Indemnity; Damage Waiver. (a)  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii)  all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders (which shall be limited to one outside counsel and, if necessary, one local counsel in each appropriate jurisdiction and, solely in the case of a conflict of interest, one special conflicts counsel to all affected Indemnitees, taken as a whole), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans.

(b)The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or from the material breach by such Indemnitee (or any of its Related Parties) of its obligations under the Loan Documents or (y) result from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, Joint Lead Arranger or similar role under the Loan Documents) and not arising out of any act or omission by the Borrower or any of its Affiliates. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro-Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation they may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04Successors and Assigns. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) ~~no~~the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless the Borrower shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment, any other assignee, but the Administrative Agent shall nonetheless send notice of such assignment to the Borrower; and

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that such fee shall be borne by the Borrower if the Borrower requires replacement of a Lender party to such assignment pursuant to Section 2.19(b); and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The

Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more ~~Eligible Assignees (~~Persons (other than a Defaulting Lender, the Borrower or any of its Affiliates, a Competitor or a natural Person) (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the

Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13Material Non-Public Information.

(a)EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 10.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.14Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15Judgment Currency.  If the Administrative Agent, on behalf of the Lenders, obtains a judgment or judgments against the Borrower in a foreign currency, any Dollar denominated obligations of the Borrower in respect of any sum adjudged to be due to the Administrative Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of the Judgment Amount in the foreign currency, the Administrative Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such foreign currency.  If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of the Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the “Original Due Date”) to the Administrative Agent or the Lenders hereunder or under the Notes (the “Loss”), the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Administrative Agent or such Lender agrees to remit such excess to the Borrower.

Section 10.16USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that (a) pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.

Section 10.17No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to the Borrower or any of the Borrower’s Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Joint Lead Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.18Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)~~(a)~~ the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)~~(b)~~the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

(i)~~(i)~~a reduction in full or in part or cancellation of any such liability;

(ii)~~(ii)~~a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent ~~undertaking~~entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)~~(iii)~~the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

The provisions of this Section 10.18 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

Section 10.19Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)~~(a)~~ In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)~~(b)~~As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.20Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any Loan Document or other document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, guaranties, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages  ~~follow~~omitted]

EXHIBIT B

Amended and Restated Schedule 1.01(b)

Schedule 1.01(b)

Subsidiary Guarantors

1.	CooperVision, Inc., a New York corporation
2.	CooperSurgical, Inc., a Delaware corporation

EXHIBIT C

Amended and Restated Schedule 3.14

Schedule 3.14

Subsidiaries

Material Subsidiary	Jurisdiction of Incorporation/Formation	Owner	Percent Owned (common stock unless otherwise specified)
CooperVision International Holding Company, LP	England-Wales	CooperVision Holding Kft. (Limited Partner)	99.6% (Partnership interest)
		Cooper Holding Company LLC (General Partner)	0.4% (Partnership interest)
CooperVision, Inc.	New York	The Cooper Companies, Inc.	100%
CooperVision Distribution SPRL	Belgium	CooperVision Manufacturing Ltd.	99.999967%
		CooperVision (UK) Holdings Ltd.	0.000033%
CooperSurgical, Inc.	Delaware	Cooper Medical, Inc.	100%
The Cooper Companies Global Holdings LP	England-Wales	Cooper Global Holdings, Inc. (Limited Partner)	99.6% (Partnership interest)
		TCC Holdings LLC (General Partner)	0.4% (Partnership interest)
CooperSurgical Netherlands B.V.	Netherlands	CS Holdings CV	100%
CS Holdings CV	Netherlands	The Cooper Companies Global Holdings LP (Limited Partner)	99% (Partnership interest)
		Cooper Holding Company LLC (General Partner)	1% (Partnership interest)
CooperVision (UK) Holdings Ltd.	United Kingdom	CooperSurgical Netherlands BV	100%

EXHIBIT D

Amended and Restated Schedule 6.03

Schedule 6.03

Existing Liens

1.

Liens in connection with the Corporate Seller Agreement, dated as of October 5, 2017, as amended, supplemented or otherwise modified, among LiquidX, Inc. and the Subsidiary Guarantors listed on Schedule 1.01(b)

EXHIBIT E

Amended and Restated Schedule 6.04

Schedule 6.04

Existing Indebtedness

1.

Obligations under and in connection with that certain Revolving Credit and Term Loan Agreement, dated as of the date hereof, among the borrowers party thereto, the lenders from time to time party thereto, the syndication agents party thereto, the documentation agents party thereto and KeyBank National Association, as administrative agent, in the aggregate principal amount of $2,140,000,000

2.

Obligations of CooperVision Japan Inc. under that certain Loan Agreement, dated as of June 26, 2013, as amended, among CooperVision Japan Inc., as borrower, and MUFG Bank Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as lender, in the aggregate principal amount of JPY 7,300,000,000